Date April 14, 2021 Contacts Investors: ir@eose.com Media: media@eose.com Pages 3 Eos Energy Enterprises Acquires Remaining 51 Percent Ownership Stake in HI-POWER, LLC, a Manufacturing Joint Venture with Holtec International Acquisition expected to enhance operational and financial flexibility through vertical integration of supply chain EDISON, N.J.— Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced the acquisition of the remaining 51% ownership stake in HI-POWER, LLC (“HI-POWER”). Eos expects the acquisition to enhance its operational and financial flexibility through the vertical integration of its supply chain. Formed in August 2019, HI-POWER is a manufacturing facility joint venture with Holtec International (“Holtec”) located near Pittsburgh, Pennsylvania and in close proximity to more than 80% of Eos’s suppliers. HI-POWER, which has exclusive manufacturing rights in North America, was established to expand production of Eos’s proprietary aqueous Znyth® batteries. The acquisition gave Eos the remaining and controlling interest in HI-POWER, including all assets and intellectual property. Eos will pay back Holtec’s initial $10 million capital contribution in HI-POWER in addition to five annual installments of $5 million. Following the closing of the acquisition, Eos assumed full control over the supply chain, back- office functions, HI-POWER personnel, and day-to-day management. Eos will continue to manufacture its non-toxic, non-flammable energy storage systems at the facility, where it employs more than 100 technicians. Additionally, Holtec will continue to serve as a preferred sales partner given its relationships with utility companies around the world. “HI-POWER filled an essential role at a critical juncture for our business and allowed us to quickly ramp up a manufacturing operation,” said Joe Mastrangelo, Chief Executive Officer of Eos. “This acquisition, combined with the supply chain expertise of our new Chief Operating Officer, Jody Markopoulos, will strategically position us to build out the manufacturing team and

April 14, 2021 2 further scale our production. We look forward to a future where we expect Eos batteries to power communities around the world.” Dr. Kris Singh, Chief Executive Officer of Holtec, will step down from Eos’s Board of Directors effective immediately. Eos will seek to strategically add a new Board member over the coming months. “We would like to express our most sincere gratitude and appreciation to Dr. Singh and wish him the best of luck in his future endeavors,” said Mastrangelo. About Eos Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth® aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable — and manufactured in the U.S. — it's the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com. Forward-Looking Statements This press release includes certain statements that may constitute "forward-looking statements" for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the future financial performance of Eos; Eos’s plans for expansion and acquisitions; and changes in Eos's strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward- looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties' views as of any subsequent date, and Eos does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Eos; (2) the ability to maintain the listing of Eos’s shares of common stock on NASDAQ; (3) the ability of Eos’s business to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) changes in applicable laws or regulations; (5) the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time, including those more fully described in Eos’s most recent filings with the Securities and Exchange Commission, including its Form

April 14, 2021 3 10-K for the year ended December 31,2020 filed on February 26, 2021, and other factors identified in Eos’s prior and future SEC filings with the SEC, available at www.sec.gov.